EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form No. S-8 (Nos. 333-106542, 333-89942, 333-72796, 333-64667 and 333-29945) of ESS Technology, Inc., of our report dated March 31, 2008 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
San Jose, California
March 31, 2008